Exhibit 5.1

SWIDLER BERLIN SHEREFF FRIEDMAN, LLP

The Chrysler Building
405 Lexington Avenue	The Washington Harbour
New York, NY 10174	3000 K Street, NW, Suite 300
Telephone (212) 973-0111	Washington, DC 20007-5116
Facsimile (212) 891-9598	Telephone (202) 424-7500
www.swidlaw.com	Facsimile (202) 424-7647

November 7, 2002

Portfolio Recovery Associates, Inc.
120 Corporate Boulevard
Norfolk, Virginia 23502

Ladies and Gentlemen:

     Portfolio Recovery Associates, Inc., a Delaware corporation (the “Company”), intends to transmit for filing with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, on Form S-1 (the “Registration Statement”) relating to the sale by PRA Investments, L.L.C., a Delaware limited liability company (the “Selling Stockholder”), to the underwriters of 430,000 shares of common stock of the Company, par value $0.01 per share (the “Common Stock”), and to the sale by the Selling Stockholder to the underwriters of up to an additional 64,500 shares of Common Stock (all of which are subject to the underwriters’ over-allotment option) which will be purchased by the underwriters from the Selling Stockholder pursuant to the Registration Statement. This opinion is an exhibit to the Registration Statement.

     We have acted as special securities counsel to the Company and to the Selling Stockholder with respect to the proposed offer and sale of the Common Stock pursuant to the Registration Statement, and in such capacity we have participated in various corporate and other proceedings taken by or on behalf of the Company or the Selling Stockholder in connection therewith. However, we are not general counsel to the Company or the Selling Stockholder and would not ordinarily be familiar with or aware of matters relating to the Company or the Selling Stockholder unless they are brought to our attention by representatives of the Company or by representatives of the Selling Stockholder.

     We have examined copies (in each case signed, certified or otherwise proven to our satisfaction to be genuine) of the Company’s Amended and Restated Certificate of Incorporation and all amendments thereto, its Amended and Restated By-Laws as presently in effect, and minutes and other instruments evidencing actions taken by its directors and stockholders relating to the Company and the proposed offering. We have also examined copies (in each case signed, certified or otherwise proven to our satisfaction to be genuine) of the Selling Stockholder’s limited liability company agreement as presently in effect and correspondence from the Selling Stockholder relating to the Selling Stockholder and the proposed offering. We have assumed the genuineness of all signatures and the authenticity of all agreements, documents, certificates and instruments submitted

November 7, 2002

to us as originals and the conformity with the originals of all agreements, instruments, documents and certificates submitted to us as copies. Insofar as this opinion may relate to securities to be issued in the future, we have assumed that all applicable laws, rules and regulations in effect at the time of such issuance are the same as such laws, rules and regulations in effect as of the date hereof.

     Except as expressly stated in the following sentence, we express no opinion herein as to the laws of any jurisdiction other than the State of New York and the federal laws of the United States. Insofar as this opinion may involve the laws of the State of Delaware, our opinion is based solely upon our reading of the Delaware General Corporation Law.

     Based on the foregoing, and subject to and in reliance on the accuracy and completeness of the information relevant thereto provided to us, it is our opinion that the maximum of 494,500 shares of Common Stock to be sold by the Selling Stockholder under the Registration Statement have been duly authorized and legally issued and, subject to the effectiveness of the Registration Statement, when delivered against payment therefor in accordance with the terms set forth in the Registration Statement, will be fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and as an exhibit to any application under the securities or other laws of any state of the United States, which relate to the offering which is the subject of this opinion.

     This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose, except as expressly provided in the preceding paragraph. This opinion is as of the date hereof and we disclaim any undertaking to update this opinion after the date hereof.

Very truly yours,

/s/ SWIDLER BERLIN SHEREFF FRIEDMAN, LLP

SWIDLER BERLIN SHEREFF FRIEDMAN, LLP

SBSF:AMF:GA:RMF:JFJ:YG